     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 1998

                                                     REGISTRATION NO. 333-38489
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               _______________

                        POST-EFFECTIVE AMENDMENT NO. 2

                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                               _______________

                          SCOTSMAN INDUSTRIES, INC.
                             SCOTSMAN GROUP INC.
    (Exact name of Registrants as specified in their respective charters)

                                                         36-3635892
                  DELAWARE                               36-3635935
        (State or other jurisdiction                  (I.R.S. Employer
      of incorporation or organization)              Identification No.)

                            820 FOREST EDGE DRIVE
                         VERNON HILLS, ILLINOIS 60061
                          TELEPHONE: (847) 215-4500
             (Address, including zip code, and telephone number,
             including area code, of principal executive offices)
                               _______________

                               DONALD D. HOLMES
                    VICE PRESIDENT - FINANCE AND SECRETARY
                          SCOTSMAN INDUSTRIES, INC.
                            820 FOREST EDGE DRIVE
                         VERNON HILLS, ILLINOIS 60061
                                (847) 215-4500
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                               _______________

                                  Copy to:
                             IMAD I. QASIM, ESQ.
                               SIDLEY & AUSTIN
                           ONE FIRST NATIONAL PLAZA
                           CHICAGO, ILLINOIS 60603
                                (312) 853-7000

     This Registration Statement No. 333-38489 (the "Registration Statement") under the Securities Act of 1933 (the "Act") registered (a) $100,000,000 of Senior Subordinated Notes of Scotsman Group Inc. ("Scotsman Group"), a Delaware corporation and a direct, wholly owned subsidiary of Scotsman Industries, Inc. (the "Company"), a Delaware corporation, and the related guaranty of the Company of Scotsman Group's obligations under the Notes and the related indenture; and (b) 1,853,454 shares of the Company's common stock, par value $0.10 per share, which were intended to be offered from time to time by certain stockholders of the Company and the Company pursuant to Rule 415 under the Act.


        The offering of the securities has been terminated and, in accordance with Item 512(a)(3) of Regulation S-K under the Act, this Post-Effective Amendment is being filed to remove from registration all the 241,755 securities that remained unsold as of May 11, 1998.

                                  SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANTS CERTIFY THAT THEY HAVE REASONABLE GROUNDS TO BELIEVE THAT THEY MEET ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAVE DULY CAUSED THIS REGISTRATION STATEMENT AMENDMENT ON FORM S-3 TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN VERNON HILLS, ILLINOIS ON MAY 19, 1998.

                                   SCOTSMAN INDUSTRIES,INC.

                                   By: /s/ R.C. OSBORNE
                                       ---------------------------------------
                                       Chairman and Chief Executive Officer


                                   SCOTSMAN GROUP INC.

                                   By: /s/ R.C. OSBORNE
                                       ---------------------------------------
                                       Chairman and Chief Executive Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT AMENDMENT HAS BEEN SIGNED ON MAY 19, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.


          SIGNATURE                             TITLE
          ---------                             -----
     /s/ R.C. OSBORNE               Chairman of the Board, President,
------------------------------      Chief Executive Officer & Director
        (R.C. Osborne)              of the Registrants (Principal
                                    Executive Officer)

     /s/ D.D. HOLMES                Vice President-Finance and Secretary
------------------------------      (Principal Financial & Accounting
        (D.D. Holmes)               Officer) of the Registrants &
                                    Director of Scotsman Group Inc.

              *                     Director of Scotsman Industries, Inc.
------------------------------
        (D.C. Clark)

              *                     Director of Scotsman Industries, Inc.
------------------------------
      (F.W. Considine)

              *                     Director of Scotsman Industries, Inc.
------------------------------
       (G.D. Kennedy)

              *                     Director of Scotsman Industries, Inc.
------------------------------
       (R.G. Rettig)

              *                     Director of Scotsman Industries, Inc.
------------------------------
       (R.L. Thomas)

*By:   /s/ D.D. HOLMES
     -------------------------
           Attorney-in-Fact